SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 18, 2010
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02— DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01— OTHER EVENTS
     On May 18, 2010, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”), reviewed and approved changes to its director compensation policy to be effective upon the election of the Board at the annual shareholder’s meeting held on May 18, 2010. The following table describes the annual retainer for the Chairman of the Board and all other non-employee directors for board service in 2010:

	Annual Retainer Paid	Annual Retainer to
	for Board Service in	be Paid for Board
Position on the Board	2009	Service in 2010
Chairman of Board	$300,000	$400,000, plus discretionary bonus of no more than 100% of retainer
All Non-Employee Directors	$35,000	$55,000
The following table describes the additional retainer payable to directors serving in the capacities noted below:

		Additional Retainer
	Additional Retainer	to be Paid for
	Paid for Board	Board Service in
Position on the Board	Service in 2009	2010
Chairman of the Audit Committee	$25,000	$25,000
Chairman of the Compensation Committee	$15,000	$15,000
Chairman of the Nominating/Corporate Governance Committee	$0	$10,000
Non-Chairman Member of the Audit Committee	$0	$5,000
     The Board appointed Marty Edelman as Lead Director. The meeting fees payable to each director for attendance at Board and committee meetings were not changed. In addition, each non-employee director will receive an annual grant of 5,500 immediately vested shares of the Company’s common stock upon re-election to the Board, commencing with the re-election of each director at the annual shareholder meeting on May 18, 2010 (increased from 3,200 shares in prior years).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 24, 2010

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel